Exhibit 99

Silicon Labs Announces First Quarter 2020 Results

-- Continuing to Execute in an Uncertain Environment --

AUSTIN, Texas – April 29, 2020 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its first quarter ended April 4, 2020. Revenue was above the guidance range at $214.9 million, down from $219.4 million in the fourth quarter. First quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.05 and $0.69, respectively.

“Revenue for the first quarter ended stronger than expectations at $215 million, up 14 percent year-on-year,” said Tyson Tuttle, CEO of Silicon Labs. “As we face the unprecedented COVID-19 challenge, the health and safety of our employees, customers, partners and communities remain a top priority. We believe we are well-positioned to navigate the pandemic and are thankful to have the collaboration tools and remote-working infrastructure in place to facilitate a relatively smooth transition as our global teams advance toward well-established goals.”

“Our balance sheet remains healthy,” added Tuttle. “We have seen minimal disruption to our supply chain and have benefitted from a having a fabless model. We believe our strategy targeting large, high-quality and diverse growth drivers in the IoT, communications infrastructure and electrification, combined with the industry-leading technologies we bring to bear, will continue to drive growth and improved profitability as we scale our business longer term.”

First Quarter Financial Highlights

•	IoT revenue declined to $118 million, down 8% sequentially and up 11% year-on-year.
•	Infrastructure and Automotive revenue increased to $97 million, up 6% sequentially and 19% year-on-year.

On a GAAP basis:

•	GAAP gross margin was 60.1%.
•	GAAP R&D expenses were $71 million.
•	GAAP SG&A expenses were $54 million.
•	GAAP operating income as a percentage of revenue was 1.8%.
•	GAAP diluted earnings per share were $0.05.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin was 60.4%.
•	Non-GAAP R&D expenses were $55 million.
•	Non-GAAP SG&A expenses were $41 million.
•	Non-GAAP operating income as a percentage of revenue was 15.4%.
•	Non-GAAP diluted earnings per share were $0.69.

Product Results

•	Announced Secure Vault technology for the Wireless Gecko Series 2 platform combining advanced security software with physically unclonable function (PUF) hardware to deliver the industry’s most comprehensive suite of security capabilities for IoT products.
•	Launched the EFR32MG22 SoC family targeting eco-friendly IoT products deployed in 15.4 mesh networks and optimized for Zigbee® Green Power applications including smart home sensors, lighting controls, and building and industrial automation.
•	Announced the EFR32FG22 SoC family delivering an optimal combination of security features, proprietary protocol support, software tools and energy efficiency to extend the life of products with limited battery or energy harvesting options such as those used by electronic shelf labels and industrial wireless sensor nodes.
•	Introduced a comprehensive IEEE 802.3bt-compliant Power over Ethernet (PoE) portfolio designed to reduce the cost and complexity of adding 90 W PoE to power sourcing equipment and powered devices.

Business Highlights

•	Announced the acquisition of Redpine Signals’ Wi-Fi and Bluetooth business, development center in Hyderabad, India, and extensive patent portfolio to expand Silicon Labs’ leadership in IoT wireless technology.
•	Hosted Silicon Labs’ third Analyst Day at the company’s global headquarters in Austin, Texas. This first-ever “virtual Analyst Day” attracted more than 250 attendees and enabled the leadership team to provide updates on Silicon Labs’ strategy and longer-term growth potential.
•	Borrowed $310 million under an Amended Credit Agreement with Wells Fargo as a precautionary measure to increase Silicon Labs’ cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the novel coronavirus outbreak.

Business Outlook

The following includes the expected impact of the acquisition of assets from Redpine Signals. The company expects second quarter revenue to be in the range of $190 to $210 million, with IoT and Infrastructure & Automotive down, and estimates the following:

On a GAAP basis:

•	GAAP gross margin at approximately 60.5%.
•	GAAP operating expenses at approximately $122 million.
•	GAAP effective tax rate of 0.0%.
•	GAAP diluted (loss) per share between $(0.26) and $(0.03).

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, acquisition related charges, restructuring charges, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin at approximately 61.0%.
•	Non-GAAP operating expenses at approximately $92.5 million.
•	Non-GAAP effective tax rate at 10.5%.
•	Non-GAAP diluted earnings per share between $0.45 and $0.68.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10141681. The replay will be available through May 29, 2020.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions that may be taken by governmental authorities and disruptions to the business of our customers or our global supply chain, the impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 4, 2020	March 30, 2019
Revenues	$214,877	$188,113
Cost of revenues	85,711	72,239
Gross profit	129,166	115,874
Operating expenses:
Research and development	71,223	61,566
Selling, general and administrative	53,996	49,216
Operating expenses	125,219	110,782
Operating income	3,947	5,092
Other income (expense):
Interest income and other, net	3,251	2,823
Interest expense	(5,541)	(4,997)
Income before income taxes	1,657	2,918
Provision (benefit) for income taxes	(587)	(2,480)
Net income	$2,244	$5,398

Earnings per share:
Basic	$0.05	$0.12
Diluted	$0.05	$0.12

Weighted-average common shares outstanding:
Basic	43,642	43,189
Diluted	44,388	43,716

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP Income Statement Items	Three Months Ended April 4, 2020
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Restructuring Charges	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$214,877

Gross margin	129,166	60.1%	$335	$--	$151	$45	$129,697	60.4%

Research and development	71,223	33.1%	7,370	7,167	--	1,434	55,252	25.7%

Selling, general and administrative	53,996	25.2%	7,608	2,505	1,284	1,318	41,281	19.3%

Operating income	3,947	1.8%	15,313	9,672	1,435	2,797	33,164	15.4%

Non-GAAP Earnings Per Share	Three Months Ended April 4, 2020
	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Restructuring Charges*	Non-cash Interest Expense*	Income Tax Adjustments	Non- GAAP Measure
Net income	$2,244	$15,313	$9,672	$1,435	$2,797	$3,246	$(4,001)	$30,706

Diluted shares outstanding	44,388							44,388

Diluted earnings per share	$0.05							$0.69

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

Business Outlook	Three Months Ending July 4, 2020
	GAAP Measure	Non-GAAP Adjustments*	Non-GAAP Measure
Gross margin	60.5%	0.5%	61.0%

Operating expenses	$122.0	$29.5	$92.5

Effective tax rate	0.0%	10.5%	10.5%

Diluted earnings (loss) per share - low	$(0.26)	$0.71	$0.45

Diluted earnings per share - high	$(0.03)	$0.71	$0.68

* Non-GAAP adjustments include the following estimates: stock compensation expense of $13.7 million, intangible asset amortization of $13.0 million, acquisition related items of $2.9 million, restructuring charges of $1.2 million, and non-cash interest expense of $3.0 million, and associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 4, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$615,770	$227,146
Short-term investments	442,493	498,825
Accounts receivable, net	74,620	75,639
Inventories	68,160	73,057
Prepaid expenses and other current assets	46,994	69,192
Total current assets	1,248,037	943,859
Property and equipment, net	136,391	135,939
Goodwill	398,402	398,402
Other intangible assets, net	124,604	134,279
Other assets, net	63,648	62,374
Total assets	$1,971,082	$1,674,853

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,147	$38,899
Revolving line of credit	310,000	--
Deferred revenue and returns liability	23,365	19,251
Other current liabilities	71,221	79,551
Total current liabilities	446,733	137,701
Convertible debt	371,993	368,257
Other non-current liabilities	52,753	53,844
Total liabilities	871,479	559,802
Commitments and contingencies
Stockholders' equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 43,670 and 43,496 shares issued and outstanding at April 4, 2020 and December 28, 2019, respectively	4	4
Additional paid-in capital	116,553	133,793
Retained earnings	983,377	980,608
Accumulated other comprehensive income (loss)	(331)	646
Total stockholders' equity	1,099,603	1,115,051
Total liabilities and stockholders' equity	$1,971,082	$1,674,853

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 4, 2020	March 30, 2019
Operating Activities
Net income	$2,244	$5,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	4,183	4,137
Amortization of other intangible assets and other assets	9,827	10,320
Amortization of debt discount and debt issuance costs	3,736	3,321
Stock-based compensation expense	15,313	12,584
Deferred income taxes	(2,364)	(3,530)
Changes in operating assets and liabilities:
Accounts receivable	1,542	3,323
Inventories	4,777	4,488
Prepaid expenses and other assets	23,576	6,410
Accounts payable	2,748	714
Other current liabilities and income taxes	(9,134)	(15,996)
Deferred revenue and returns liability	4,114	1,477
Other non-current liabilities	(862)	(631)
Net cash provided by operating activities	59,700	32,015

Investing Activities
Purchases of available-for-sale investments	(70,910)	(63,577)
Sales and maturities of available-for-sale investments	126,920	99,068
Purchases of property and equipment	(4,135)	(3,874)
Purchases of other assets	(370)	(414)
Net cash provided by investing activities	51,505	31,203

Financing Activities
Proceeds from revolving line of credit	310,000	--
Repurchases of common stock	(16,287)	(15,004)
Payment of taxes withheld for vested stock awards	(16,294)	(14,113)
Net cash provided by (used in) financing activities	277,419	(29,117)

Increase in cash and cash equivalents	388,624	34,101
Cash and cash equivalents at beginning of period	227,146	197,043
Cash and cash equivalents at end of period	$615,770	$231,144